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                       1989 INCENTIVE STOCK OPTION PLAN
                    OF EMPIRE GAS ACQUISITION CORPORATION

1.          PURPOSE
            This incentive stock option plan (hereinafter called "Plan") is to encourage ownership of common shares of Empire Gas Acquisition Corporation (herein referred to as the "Company") by present or future officers and key employees of the Company. This plan is intended to provide an incentive for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain the most talented personnel through opportunity to share, through the proprietary interests created by this Plan, in increased value of the Company's shares to which such personnel have contributed. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code") and may be granted to employees of the Company and its subsidiaries as that term is defined in Section 425(f) of the Code or such other section as may apply to define employees eligible to participate in plans eligible for Section 422A treatment.

            The Plan is intended to take the place of the 1983 Incentive Stock Option Plan of Empire Incorporated (the "1983 Plan"). The terms of the Plan are a continuation of the 1983 Plan, modified to reflect the establishment of Empire Gas

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Acquisition Corporation.  By reason of the corporate transactions (as defined in
Treas. Reg. Section 1.425-1(a)(1)(ii)) involving Empire Incorporated, Empire Gas Acquisition Corporation, and parents or subsidiaries thereof, if any, Empire Gas Acquisition Corporation will assume any options granted under the 1983 Plan.
Any options issued under the 1983 Plan and assumed as provided herein are intended to comply with the requirements of Section 425(a) of the Code and shall be interpreted in accordance with that intent.

2.          STOCK

            The stock reserved for issue upon the exercise of options granted under this Plan will not exceed 600,000 common shares of the Company which may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. Shares subject to any option under this Plan which is not exercised in full prior to its expiration or shares as to which the right to purchase is forfeited through default or otherwise shall again become available for other options under this Plan.

3.          ADMINISTRATION

            This Plan will be administered by a stock option committee (hereinafter referred to as "Committee") which shall include not less than two directors of the Company, none of whom shall be eligible to participate in this Plan, in addition to

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such other persons as may be designated, all of whom shall be appointed by and serve at the pleasure of the Board of Directors.

            A majority of the Committee shall constitute a quorum, and acts of a majority fo the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.

            The Committee shall select one of its members as Chairman. The Committee shall appoint a Secretary, who shall maintain a record of its actions, decisions, and proceedings. The Committee shall have the authority to grant options, and:

                        (1) Determine the number of shares subject to each option and the terms thereof;

                        (2) Prescribe rules and regulations from time to time for administration of this Plan;

                        (3)   Decide any questions arising as to the
                              interpretation or application of any provision of this Plan; and

                        (4) Make such other determinations and take such other action as it deems necessary or advisable except as otherwise

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                              expressly reserved to the Board in the Plan.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive except as otherwise specifically provided in the Plan.

4.          ELIGIBILITY

            An option may be granted to any officer or key employee who at the time the option is granted is an employee of the Company as defined in the
In its determination of an employee to whom an option shall be granted and the number of shares to be covered by such option, the Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, the length of tenure and amount of remuneration of the employee, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan. No employee who owns (with applicable attribution rules as set forth in the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries, if any) may be granted an option under this Plan, unless at the time the option is granted the option price is at least one hundred ten percent (110%) of

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the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. The holder of an option hereunder shall have none of the rights of a shareholder with respect to any of the shares of stock subject to such option until such shares have been actually issued to him upon the exercise of such option.

5.          OPTION PRICE

            Each option shall state the option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares of common stock of the Company on the date of the granting of the option. The fair market value per share shall be determined by the Committee.

6.          GRANT LIMITATION

            Subject to PART 5, the Board of Directors and the Committee, in fixing the option price, shall have full authority and discretion and be fully protected in so doing, as long as the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year prior to January 1, 1987 (under all incentive stock option plans of the Company, its parent or subsidiaries, if any) shall not exceed one hundred thousand dollars ($100,000), plus any unused limit carryover to such year, as defined in Section 422A(c)(4) of the Code. Options

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granted prior to January 1, 1987, and thus subject to the above set out Grant
Limitation, will not be taken into account in applying the Exercise Limitation as set out in Part 7.

7.          EXERCISE LIMITATION

            Options designated as incentive stock options and granted after December 31, 1986 shall be treated as options which are incentive stock options under Section 422A of the Code only to the extent that the aggregate fair market value of stock with respect to which such incentive stock options (determined without regard to this Part) are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company, its parent or subsidiaries, if any) does not exceed one hundred thousand dollars ($100,000).

            (a) Part 7 shall be applied by taking options into account in the order in which they were granted.

            (b) For purposes of Part 7, the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted.

8.          PAYMENT

            The option price shall be payable upon the exercise of the option either in United States dollars in cash or by check, or in common stock of the Company. If payment is made in common stock of the Company, the fair market value of such stock must be

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equal to or greater than the option price and payment must be made in whole shares of common stock. The fair market value of such common stock on the date of exercise of the option shall be determined by the Committee.

9.          TERMS OF OPTION

            The option shall be exercisable upon the terms and conditions and subject to limitation as set forth below. Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Committee shall deem necessary to comply with applicable law or regulations, and shall contain, in such form and with such other provisions as the Committee shall from time to time approve and determine, provisions to the following effect:

            (a) Each option shall become exercisable as follows: 4/60 of the optioned shares shall become exercisable at the end of the first month following the date of grant and 1/60 of the optioned shares shall become exercisable each month thereafter.

            (b) Subject to the provisions of Section (d)(2) below, the option as to the whole or any part thereof may be exercised only the grantee thereof (hereinafter called the "Optionee").

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            (c)   Neither the whole nor any part of the option shall be
                  transferable by the Optionee or by the operation of law, otherwise than by will of or by the laws of descent and distribution applicable to a deceased Optionee, and then only to the extent provided in Section (d)(2) below; and the options and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation, or any attempted sale, transfer, or hypothecation of such rights, or upon the bankruptcy or insolvency of the Optionee or of any person who shall under said Section (d)(2) become entitled thereto under the will of or the laws of descent and distribution applicable to the Optionee.

            (d)   (1)   In case the Optionee's employment by the Company is
                        terminated for any reason other than death, the Optionee may, but only within the thirty (30) days next succeeding such termination, exercise any rights under any option theretofore granted to the Optionee which the Optionee would have been entitled to exercise on the date of such termination;

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                  (2)   If the Optionee's employment by the Company terminates
                        because of death, the person or persons to whom any option theretofore granted to the Optionee passes pursuant to his will or to the applicable laws of descent and distribution may exercise any rights under any option theretofore granted to the Optionee which the Optionee would have been entitled to exercise on the date of his death, but such exercise must be made within the year next succeeding the death of the Optionee.

                  (3) The Optionee's rights, including those of any person or persons to whom an Option passes pursuant to the will of the Optionee or the applicable laws of descent and distribution, pursuant to the immediately preceding subsections (1) and (2) are subject to all the terms and conditions of the Plan, including without limitation, the rights of the Company to repurchase such shares as set forth in Parts 13 and 14.

                  (4) To the extent any option has not yet become exercisable on the date Optionee's employment is terminated, such option shall terminate.

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            (e)   With respect to any options granted under this Plan prior to
                  January 1, 1987, no such option may be exercised by an employee while there is outstanding any incentive stock option which was granted, before the granting of the option to be exercised, to such employee under this or any other incentive stock option plan of the Company (or its parent, predecessor, or subsidiary corporations, if any). This limitation shall not apply to any options granted after December 31, 1986.

            (f) In no event shall any option be exercised after the expiration of ten (10) years from the date it is granted, but the Committee may prescribe an earlier termination date in the option.

            (g) In the event an Optionee wishes to exercise an option hereunder, the Optionee shall furnish a written notice of intent to exercise to the Company at its general offices in Lebanon, Missouri. The Company shall thereupon furnish to the Optionee a disclosure statement including such information, if any, as may be deemed appropriate to comply with applicable disclosure requirements and a questionnaire seeking such information from the Optionee as may be necessary to confirm the

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                  propriety of a sale of common stock to the Optionee without registration. If, following examination of the disclosure statement and such further information as the Optionee wishes to obtain from the Company, the Optionee wishes to exercise the option, the Optionee shall provide to the Company a notice of exercise specifying the number of such shares that the Optionee wishes to purchase, together with a properly completed questionnaire and a representation that the shares are being acquired for investment and not with the view of a resale of the same. Upon receipt of a satisfactorily completed questionnaire and notice of exercise, the Company shall thereupon issue shares to Optionee in exchange for payment of the option price.

10.         RECAPITALIZATION

            In the event of any stock dividend, subdivision, stock split, combination of shares, reclassification, recapitalization, or if the Company shall participate in a merger or consolidation in which the Company is the surviving corporation, or if other similar change in the capitalization of the Company occurs affecting its common stock, the Committee shall make correspondent adjustments in (1) the number of shares and the price per share applicable to the outstanding options, (2) the

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number of shares then reserved for award under options thereafter to be granted, and (3) applicable limitations set forth in this Plan with respect to the granting of options.

11.         EFFECTIVE DATE OF PLAN

            This Plan shall become effective upon adoption by the Board of Directors of the Company subject to ratification by the shareholders and subject to compliance of all applicable law. As to options granted under the 1983 Plan and assumed by the Company by reason of the Corporate transactions referenced in
Section 1 hereof the Plan shall take effect as of October 28, 1988.

12.         TERM OF PLAN

            Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders, whichever is earlier.

13.         REPURCHASE OF STOCK

            All stock issued to any Optionee shall be subject to an agreement permitting the Company to repurchase such stock upon the termination of employment of the Optionee for any reason. The purchase price upon such repurchase shall be the fair market value of such stock on the date of termination as determined by the Committee. If the Optionee disagrees with the Committee's determination of fair market value and if the Company does not

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withdraw its offer to repurchase, and if the Optionee so requests, the Committee shall obtain, at the expense of the Company and the Optionee (such expense to be shared equally by the Company and the Optionee), an appraisal by an independent third party to determine the fair market value of such stock on the date of termination and the Committee and the Optionee shall abide by the decision of the third party.

14.         SALE OF STOCK

            All stock issued to any Optionee shall include a legend prohibiting sale or transfer of the shares or any interest therein without compliance with the Securities Act of 1933, as amended, and any applicable state laws or an opinion of counsel, satisfactory to the Company, that such a registration is not required. All stock issued to any Optionee shall be subject to an agreement that the Optionee shall not sell or transfer any stock or interest therein to a third party without first offering to sell or transfer such stock to the Company at a price equal to the price offered by such third party. The Optionee's right to sell stock that the Company does not purchase pursuant to the right of first refusal set forth herein shall be limited to a sale to the third party offeree on the terms and conditions offered by such offeree, such sales to be made within 30 days of the Company's decision not to exercise its right of first refusal.
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